UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

ARKO Petroleum Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43121	39-3168808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Pkwy Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	APC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 10, 2026 (the “Closing Date”), ARKO Petroleum Corp., a Delaware corporation (the “Company”), together with certain of its subsidiaries (collectively, “Buyer”), completed their previously reported acquisition of the assets, and the assumption of certain liabilities, comprising the business of U.S. Petroleum Partners, LLC, a vertically integrated fuel supply and distribution platform serving customers throughout the Great Lakes region (the “Acquired Business”), pursuant to an Asset Purchase Agreement, dated as of August 4, 2026 (the “Purchase Agreement”), entered into by and among Buyer and the seller parties thereto (collectively, “Seller”).

The Acquired Business includes two fuel terminals in Novi, Michigan and Toledo, Ohio connected to the Buckeye Pipeline system, the right to supply fuel to approximately 400 dealer locations, as well as a vehicle fleet that currently transports more than 80% of the Acquired Business’ distributed fuel volumes.

On the Closing Date, Buyer paid to Seller aggregate cash consideration equal to approximately $200 million plus the value of inventory on the Closing Date, and the Company issued to Seller an aggregate of 2,018,245 shares of the Company’s Class A common stock, par value $0.0001 (the “Consideration Shares”), valued at $30.0 million in accordance with the previously reported pricing terms contained in the Purchase Agreement. All of the Consideration Shares, together with all dividends paid on the Consideration Shares, will be held in escrow and will be delivered to Seller subject to the Acquired Business achieving certain EBITDA-based financial targets for the 12-month period ending December 31, 2027.

The Company funded the cash consideration through borrowings under its existing lines of credit.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which the Company previously filed as Exhibit 2.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2026.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of the Acquired Business that are required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Petroleum Corp.

Date:	November 12, 2026	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler Chairman of the Board, President and Chief Executive Officer